UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

BBX CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 12, 2018, Bluegreen Vacations Corporation, a 90% owned subsidiary of BBX Capital Corporation, amended and restated its revolving timeshare receivables hypothecation facility with Liberty Bank (the “Liberty Bank Facility”) to renew the revolving credit period, which will now run through March 2020, extend the maturity date from November 2020 until March 2023, and amend the interest rate on borrowings under the Liberty Bank Facility, as described below. Subject to its terms and conditions, the Liberty Bank Facility provides for advances of (i) 85% of the unpaid principal balance of Qualified Timeshare Loans assigned to agent, and (ii) 60% of the unpaid principal balance of Non-Conforming Timeshare Loans assigned to agent, during the revolving credit period of the facility. The amendments to the Liberty Bank Facility did not impact the maximum permitted outstanding borrowings, which remains at $50.0 million, subject to the terms of the facility. As of March 12, 2018, availability under the Liberty Bank Facility was approximately $27.2 million based on there being approximately $22.8 million of outstanding borrowings prior to the amendment and restatement of the facility. Until March 31, 2018, borrowings under the Liberty Bank Facility will continue to bear interest at the prevailing rate under the facility, which is the WSJ Prime Rate plus 0.50% per annum, subject to a 4.00% floor.  Pursuant to the amendments to the Liberty Bank Facility, effective April 1, 2018, all borrowings outstanding under the facility will bear interest at an annual rate equal to the WSJ Prime Rate, subject to a 4.00% floor. Principal and interest under the Liberty Bank Facility are paid as cash is collected on the pledged receivables, with the remaining balance being due upon maturity.

The foregoing description of the amendment and restatement of the Liberty Bank Facility is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Loan Agreement and the Second Amended and Restated Receivables Loan Note, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1  - Second Amended and Restated Receivables Loan Agreement, dated as of March 12, 2018, by and among Bluegreen Vacations Corporation, as Borrower, and Liberty Bank, as Lender and Administrative and Collateral Agent

10.2  - Second Amended and Restated Receivables Loan Note, dated as of March 12, 2018, by Bluegreen Vacations Corporation in favor of Liberty Bank

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 16, 2018

BBX Capital Corporation

By: /s/ Raymond S. Lopez
Raymond S. Lopez
Chief Financial Officer